Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119630) pertaining to the First Community Corporation / DutchFork Bancshares, Inc. Stock Incentive Plan of our report dated March 11, 2005, with respect to the consolidated financial statements of First Community Corporation and Subsidiary which is included in the Annual Report on
Form 10-KSB for the year ended December 31, 2004.

/s/ Clifton D. Bodiford, CPA
Clifton D. Bodiford, CPA

Columbia, South Carolina
March 25, 2005